Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is made this 19th day of September 2003 by and between New Focus, Inc., a Delaware corporation (the “Company”) and Nicola Pignati (the “Executive”).

WHEREAS, the Company and the Executive are parties to that certain Amended and Restated Employment Agreement dated March 18, 2003 (the “Employment Agreement”);

WHEREAS, in recognition of the Executive’s contribution to the Company’s strategic efforts to complete a business combination with a suitable business partner, the Company and the Executive desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Executive agree as follows.

1.    Employment Agreement: Amendment to Section 4.    Section 4(a) of the Employment Agreement shall be amended and restated to read in its entirety as follows:

“(a)    In the event of a Strategic Combination (as defined in Section 8(g) below) during the Employment Term and prior to the Outside Date (as defined in that certain Agreement and Plan of Merger entered into by and among Bookham Technology plc, the Company and Budapest Acquisition Corp.), the Company shall pay Employee a one-time cash bonus equal to $300,000, less applicable withholding (the “Strategic Combination Bonus”). Any such Strategic Combination Bonus shall be paid within thirty days of the Strategic Combination Closing Date (as defined in Section 8(h) below).”

2.    Agreement.    To the extent not expressly amended hereby, the Employment Agreement shall remain in full force and effect.

3.    Entire Agreement.    This Amendment, taken together with the Employment Agreement (to the extent not expressly amended hereby), represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the employment of Executive by the Company.

IN WITNESS WHEREOF, this Amendment has been entered into as of the date and year first set forth above.

NEW FOCUS, INC.

By:	/s/ William L. Potts, Jr.	/s/ Nicola Pignati

	William L. Potts, Jr. Chief Financial Officer	Nicola Pignati